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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  December 31, 1998
                                                      -------------------



                              VERTEL CORPORATION
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            (Exact name of registrant as specified in its charter)





        California                       0-19640               95-3948704
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)



   21300 Victory Blvd., Suite 1200, Woodland Hills, CA                91367
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        (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:         (818) 227-1400
                                                    --------------------------


                                      n/a
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         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

          On December 31, 1998, the Registrant sold 1,691,126 shares of the Series B Preferred Stock of Sonoma Systems ("Sonoma") and 3,508,877 shares of the Series C Preferred Stock of Sonoma to Newbridge (Barbados) Corporation ("Newbridge") for aggregate consideration of approximately $10.3 million in cash, in a private placement. The price of the shares sold in such transaction was determined by negotiation between the Registrant, Newbridge and their respective legal and financial advisors.

          The net proceeds to the Registrant from such sale were approximately $10.0 million and the Registrant expects to recognize a gain of approximately $7.6 million from such sale during its 1998 fiscal year. After giving effect to such transaction, the Registrant holds 2,363,636 shares of the Series A Preferred Stock and 12,999 shares of the Common Stock of Sonoma.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

    (a)  Not applicable.

    (b)  Not applicable.

    (c)  Exhibits.

          2.1+ Share Purchase Agreement dated December 31, 1998 among the Registrant, Newbridge (Barbados) Corporation and Sonoma Systems.

          + The Registrant hereby agrees to file with the Securities and Exchange Commission, any schedules or exhibits to such agreement which are not filed herewith, upon the request of the Securities and Exchange Commission.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             VERTEL CORPORATION
                                  ---------------------------------------------
                                                (Registrant)



Date: January 15, 1999            By: /s/ Gordon L. Almquist
                                      ------------------------------------------
                                      Gordon L. Almquist
                                      Vice President of Finance, Chief Financial
                                      Officer and Assistant Secretary

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